Registration No. 333-______

As filed with the Securities and Exchange Commission on July 31, 2006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

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FORM S-8

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REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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IMPERIAL INDUSTRIES, INC.

(Exact name of the Registrant as specified in its charter)

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Delaware	65-0854631
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1259 N. W. 21st Street
Pompano Beach, Florida 33069

(Address of Principal Executive Offices) (Zip Code)

IMPERIAL INDUSTRIES, INC. 2006 STOCK AWARD AND INCENTIVE PLAN

(Full title of the plan)

Howard L. Ehler, Jr.
Chief Operating Officer
1259 N. W. 21st Street
Pompano Beach, Florida 33069
(945) 917-7665
(Name and address of agent for service)

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Copies to:

Bryan W. Bauman, Esq.

Bryan W. Bauman, P. A.

11820 N. W. 37th Street

Coral Springs, Florida 33065

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $.01 par value	167,875(1)	$16.36	$2,746,435	$293.87

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(1)

In accordance with Rule 416 under the Securities Act of 1933 as amended (the “Securities Act”), this registration statement also registers an indeterminate number of shares that may become issuable by reason of stock splits., stock dividends, reclassifications or similar transactions.

(2)

In accordance with Rule 457(h) under the Securities Act of 1933, for purposes of determining the amount of the registration fee, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been computed on the basis of $16.36, the average of the high and low sales price of the Common Stock of the Registrant on the NASDAQ Capital Market on July 28, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of the Registration Statement  on Form S-8 will be sent or given to participants in the Imperial Industries, Inc. 2006 Stock Award And Incentive Plan (the A2006 Plan@) as specified under Rule 428(b)(1) of the Securities Act of 1933, as amended (the@Securities Act@). In accordance with Rule 428(a) under the Securities Act and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the ACommission@), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of any or all of the documents included in such file.

1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.

Incorporation of Documents by Reference.

The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the “SEC”) Commission are incorporated herein by reference and shall be deemed a part hereof:

(a)

The Registrant=s Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

(b)

The Registrant=s Quarterly Report on Form 10-Q for the Quarter ended March 31, 2006;

(c)

The Registrant=s Current Report on Form 8-K filed with the SEC on March 31, 2006;

(d)

The Registrant=s Current Report on Form 8-K filed with the SEC on April 6, 2006;

(e)

The Registrant=s Current Report on Form 8-K filed with the SEC on April 17, 2006;

(f)

The Registrant=s Current Report on Form 8-K filed with the SEC on May 8, 2006;

(g)

The Registrant=s Current Report on Form 8-K filed with the SEC on May 12, 2006;

(h)

The Registrant=s Current Report on Form 8-K filed with the SEC on May 16, 2006;

(i)

The Registrant=s Current Report on Form 8-K filed with the SEC on June 1, 2006;

(j)

The Registrants Definitive Proxy Statement filed with the SEC on April 18, 2006

(k)

the description of the registrant=s common stock contained in its Registration Statement on Form 8-A, File No. 000-12887, filed April 15, 2005 for registration of certain classes of securities pursuant to section 12(b) or (g) of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description

All other documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, as amended (the AExchange Act@) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by  reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to collectively as the AIncorporated Documents@).

Any statement contained in an Incorporated Document shall be deemed to be modified and superseded for the purposes of this Registration Statement to the extent that a statement contained therein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.

Description of Securities

Not applicable.

Item 5.

Interest of Named Experts and Counsel.

Not Applicable

Item 6.

Indemnification of Directors and officers.

Delaware Law. – The indemnification of officers and directors of the Registrant is governed by Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) and the Restated Certificate of Incorporation and By-Laws of the Registrant. Subsection (a) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Subsection (b) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. DGCL Section 145 further provides that to the extent that a present or former director or officer is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. In all cases in which indemnification is permitted under subsections (a) and (b) of Section 145 (unless ordered by a court), it shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the applicable standard of conduct has been met by the party to be indemnified. Such determination must be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of the person to whom the advance will be made, to repay the advances if it shall ultimately be determined that he was not entitled to indemnification. DGCL Section 145 also provides that indemnification and advancement of expenses permitted thereunder are not to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise. DGCL Section 145 also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured.

Certificate of Incorporation. – The Registrant’s Certificate of Incorporation, as amended, provides for indemnification of its officers and directors to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

The Registrant’s Certificate of Incorporation eliminates any liability of a director to the registrant or its stockholders for monetary damages for breach of such director’s fiduciary duties to the Registrant, except where a director: (a) breaches his or her duty of loyalty to the Registrant or its stockholders; (b) fails to act in good faith or engages in intentional misconduct or knowing violation of law; (c) authorizes payment of an illegal dividend or a stock repurchase; or (d) obtains an improper personal benefit. While liability for monetary damages has been eliminated, equitable remedies such as injunctive relief or rescission remain available if (i) a director breaches, or fails to perform, his duties as a director, and (ii) the director’s breach of, or failure to perform, those duties constitute: (A) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (B) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (C) a circumstance under which the liability provisions regarding unlawful distributions are applicable; (D) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (E) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

Bylaws. – The Registrant’s Bylaws provide that the Registrant shall, to the fullest extent permitted by law, indemnify all directors of the Registrant, as well as any officers, agents or employees of the Registrant to whom the Registrant has agreed to grant indemnification.

Item 7.

Exemption From Registration Claimed.

Not applicable

Item 8.

Exhibits.

The following exhibits are filed as part hereof or are incorporated by reference into this Registration Statement as so indicated.

Exhibit Number	Description
3.1*	Certificate of Incorporation of Registrant.
3.2**	Amendment to Certificate of Incorporation of the Company
3.3*	Bylaws of Registrant.
5.1	Opinion of Bryan W. Bauman, P. A.
10.1	2006 Stock Award and Incentive Plan
23.1	Consent of Bryan W. Bauman, P. A. (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP, independent certified public accountants.
24.1	Power of Attorney (see page II-5)

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*

Incorporated by reference to the Company=s Registration Statement on Form S-4 and all amendments thereto (File No. 333-62949).

**

Incorporated by reference to the Company=s Annual Report on Form 10-K for the year ended December 31, 2001

Item 9.

Undertakings.

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pompano Beach, State of Florida on July 31, 2006.

IMPERIAL INDUSTRIES, INC.
By:	/s/ HOWARD L. EHLER, JR
Howard L. Ehler, Jr.
Chief Operating Officer/
Principal Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints S. DANIEL PONCE and HOWARD L. EHLER, JR. and each or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any and all amendments (including post-effective amendments) to this registration statement and to any registration statement filed pursuant to Rule 462(b), and to file same, with all exhibits thereto and, other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ S. DANIEL PONCE	Chairman of the Board	July 31, 2006
S. Daniel Ponce

/s/ HOWARD L. EHLER, JR.	Director/Chief Operating Officer and	July 31, 2006
Howard L. Ehler, Jr.	Principal Executive Officer

/s/ LISA M. BROCK	Director	July 31, 2006
Lisa M. Brock

/s/ MILTON J. WALLACE	Director	July 31, 2006
Milton J. Wallace

/s/ MORTON L. WEINBERGER	Director	July 31, 2006
Morton L. Weinberger

/s/ NADINE GRAMLING	Director	July 31, 2006
Nadine Gramling

/s/ STEVEN HEALY	Chief Financial Officer and Principal	July 31, 2006
Steven Healy	Accounting Officer